Exhibit 99.1

FOR IMMEDIATE RELEASE
April 28, 2015

Bad Daddy’s International & Good Times Restaurants Announce Entering into Purchase & Sale Agreement for the Sale of Bad Daddy’s to Good Times

(GOLDEN, CO & CHARLOTTE, NC)  Good Times Restaurants, Inc (“Good Times”) and Bad Daddy’s International, LLC (“BDI”) are pleased to announce they have entered into a Purchase Agreement of all of the interests of BDI by Good Times.  Good Times partnered with BDI two years ago as a licensee of Bad Daddy’s and joint owner of Bad Daddy’s Franchise Development LLC.  The relationship has laid a good foundation for the brand with thirteen restaurants currently open in six different metropolitan markets with plans for four to five more restaurants this year.  The founders of Bad Daddy’s are Frank Scibelli, a successful restauranteur having developed five different restaurant concepts and Dennis Thompson,  a serial entrepreneur in the restaurant business with a long and storied history of developing and selling multiple concepts.  Their entrepreneurial background combined with Good Times’ infrastructure and desire to accelerate Bad Daddy’s expansion brand made the sale of BDI to Good Times a natural evolution of the for both sides.  Upon completion of the purchase, which is subject to financing, BDI will become a wholly owned subsidiary of Good Times.

Frank Scibelli originally started Bad Daddy’s Burger Bar in 2007 at the Dilworth location in Charlotte with a vision to create an upscale burger concept with “simple foods prepared to high culinary standards”.  With Dennis Thompson’s background as a founder of many successful concepts such as Lone Star Steakhouse, Bailey’s Sports Grille (which became Fox & Hound) and Firebird’s Wood Fired Grill, the two had great chemistry and created a winning concept.  In 2009, they opened their second location at Ballantyne, and the rest has been history.  BDI has won many awards and accolades for their culinary creations and set the foundation for continuous creativity in their signature burgers, sandwiches and appetizers paired with local craft microbrew beers and signature cocktails.

BDI currently owns all of the member interests in four restaurants in North Carolina, a portion of the member interests in three other restaurants in North Carolina, the license for the Bad Daddy’s Burger Bar in the Charlotte airport, the intellectual property associated with the Bad Daddy’s Burger Bar concept and 52% of the member interests in Bad Daddy’s Franchise Development, LLC (“BDFD”) which has granted franchises for two Bad Daddy’s restaurants in South Carolina and Tennessee and licensed rights to Good Times for its restaurants in Colorado.  As a result of the purchase of BDI, Good Times will acquire all of these rights and interests.

Commenting on the sale of BDI, Dennis Thompson and Frank Scibelli said “After working with Good Times for the last two years, we feel that it is a perfect time to sell and insure the growth and integrity of the brand.  We feel that they will do a great job of growing the concept while maintaining its quality and integrity.”

Boyd Hoback, President and CEO of Good Times said, “When we first got involved with Bad Daddy’s approximately two years ago, we were excited about the potential for the brand.  Since then, the performance of the Bad Daddy’s restaurants we have opened and those in which we will be acquiring an interest has confirmed our original enthusiasm and we are excited to take Bad Daddy’s expansion to the next level.  We have the utmost respect for Dennis and Frank and appreciate all of the work they’ve put into Bad Daddy’s.”

Janney Montgomery Scott acted as exclusive financial advisor to Good Times and Robert W. Baird & Co. Inc., acted as exclusive financial advisor to BDI in the transaction.

For further information on the transaction, see Good Times’ Form 8-K filing with the Securities and Exchange Commission and the additional press release incorporated into that filing.

CONTACTS:
Good Times Restaurants Inc. contact Christi Pennington, 303-384-1411
Bad Daddy’s International contact Stephanie Kalish, 704-714-9898